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                                                                    EXHIBIT 10.3

                  FIRST REPUBLIC PREFERRED CAPITAL CORPORATION
                                 111 Pine Street
                         San Francisco, California 94111



First Republic Bank
111 Pine Street
San Francisco, California 94111

December 20, 2001

Ladies and Gentlemen:

First Republic Preferred Capital Corporation (the "Corporation") and First Republic Bank (the "Bank") are parties to an Amended and Restated Master Loan Purchase and Servicing Agreement, dated as of December 1, 2001 (the "Agreement"). Pursuant to the Agreement, from time to time the Bank may agree to sell to the Corporation, and the Corporation may agree to purchase from the Bank, all of the Bank's right, title and interest in and to certain residential mortgage loans, on a servicing retained basis, in accordance with the terms and conditions of the Agreement. On October 31, 2001, the Corporation filed with the Securities and Exchange Commission a Registration Statement on Form S-11 (File No. 333-72510) (as amended, the "Registration Statement") that included a prospectus (as modified by any amendment to the Registration Statement, the "Prospectus") in connection with an initial public offering of Series B preferred shares (the "Offering").

At the completion of the Offering, the Bank hereby agrees to sell to the Corporation, and the Corporation hereby agrees to purchase from the Bank, pursuant to the Agreement, residential mortgage loans having an outstanding aggregate principal balance equal to approximately two times the amount of the gross proceeds of the Offering. The consideration for the loans will be the gross proceeds of the Offering and shares of common stock of the Corporation with a value equal to such proceeds. The residential mortgage loans will be consistent with the description thereof in the Prospectus; provided, that any mortgage loans that have been repaid will be replaced by mortgage loans that are
(i) of the same type and character as the mortgages included in the mortgage loan portfolio described in the Prospectus and (ii) mutually acceptable to the Bank and the Corporation.

If you are in agreement with the foregoing, please sign below as indicated.

Very truly yours,

First Republic Preferred Capital Corporation

By:   /s/ Willis H. Newton, Jr.
      --------------------------------------
      Name: Willis H. Newton, Jr.
      Title: Vice President

First Republic Bank


By:   /s/ Edward J. Dobranski
      --------------------------------------
      Name: Edward J. Dobranski
      Title: Sr. Vice President and General Counsel